UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

VIACOMCBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the public offering by ViacomCBS Inc. (the “Company”) of 10,000,000 shares of its 5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), and up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock if the underwriters exercise their over-allotment option, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on March 25, 2021, to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations, restrictions, conditions and other characteristics thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding up or dissolution, restrictions on the issuance of senior securities, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. Each share of the Mandatory Convertible Preferred Stock has a liquidation preference of $100.00. The Certificate of Designations became effective upon its acceptance by the Secretary of State of the State of Delaware.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividends or distributions will be declared or paid on shares of Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock”), or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of stock ranking on parity with or junior to the Mandatory Convertible Preferred Stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of Class B Common Stock or a combination thereof upon, or a sufficient amount of cash or number of shares of Class B Common Stock has been set aside for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. In addition, when dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of Class B Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders, no dividends may be declared or paid on any shares of parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock on a pro rata basis.

Unless converted earlier in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will automatically convert for settlement on the mandatory conversion date, which is April 1, 2024, into between 1.0013 and 1.1765 shares of Class B Common Stock, subject to customary anti-dilution adjustments. The number of shares of Class B Common Stock issuable upon conversion will be determined based on the volume-weighted average price per share of Class B Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding April 1, 2024.

Subject to the rights of holders of any class or series of the Company’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Company’s Board of Directors (or a duly authorized committee thereof) out of funds legally available for payment, cumulative dividends at the annual rate of 5.75% of the liquidation preference of $100.00 per share (equivalent to $1.4535 per share for the first dividend and $1.4375 per share for each subsequent dividend per quarter), payable in cash or, subject to certain limitations, by delivery of shares of Class B Common Stock or through any combination of cash and shares of Class B Common Stock, at the Company’s election. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and continuing to, and including, April 1, 2024 to the holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding March 15, June 15, September 15 and December 15, respectively.

If accumulated dividends on the outstanding Mandatory Convertible Preferred Stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive, then, subject to the other provisions of the Mandatory Convertible Preferred Stock, the authorized number of the Company’s directors will automatically increase by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with the holders of each class or series of voting parity stock, if any, will have the right to elect two directors to fill such two new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose).

Holders of the Mandatory Convertible Preferred Stock will have the right to convert all or any portion of their shares of Mandatory Convertible Preferred Stock at any time until the close of business on the mandatory conversion date. Early conversions that are not in connection with a Fundamental Change (as defined in Certificate of Designations governing the Mandatory Convertible Preferred Stock) will be settled at the minimum conversion rate of 1.0013 shares of Class B Common Stock. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate holders of the Mandatory Convertible Preferred Stock for certain unpaid accumulated dividends.

If a Fundamental Change occurs, then holders of the Mandatory Convertible Preferred Stock will, in certain circumstances, be entitled to convert all or any portion of their Mandatory Convertible Preferred Stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.

The Mandatory Convertible Preferred Stock will not be subject to redemption at the Company’s option.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of any series of its capital stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any capital stock ranking junior to the Mandatory Convertible Preferred Stock (including Class B Common Stock).

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2021, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and other special rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations, restrictions, conditions and other characteristics thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock, which became effective upon acceptance and a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01	Other Events.

Offerings of Class B Common Stock and 5.75% Series A Mandatory Convertible Preferred Stock

On March 23, 2021, the Company entered into separate underwriting agreements (the “Underwriting Agreements”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 to each Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offerings (collectively, the “Offerings”), issuance and sales by the Company of (i) 20,000,000 shares of its Class B Common Stock and up to 3,000,000 additional shares of Class B Common Stock if the Underwriters exercise in full their option to purchase additional shares of Class B Common Stock, at a price to the public of $85.00 per share, less underwriting discounts and commissions and (ii) 10,000,000 shares of its Mandatory Convertible Preferred Stock and up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock if the Underwriters exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock, at a price to the public and liquidation preference of $100.00 per share, less underwriting discounts and commissions, respectively, pursuant to the Company’s automatic shelf registration statement on Form S-3 dated March 27, 2020 (No. 333-237426) filed with the Securities and Exchange Commission (“SEC”) and related prospectus supplements filed with the SEC.

The Underwriting Agreements contain customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The closing of the Offerings occurred on March 26, 2021. The net proceeds from the Offerings, after deducting underwriting discounts and estimated offering expenses, are approximately $2.65 billion (and will be approximately $3.05 billion if the Underwriters exercise in full their respective options to purchase additional shares pursuant to the Underwriting Agreements).

The foregoing description of the Underwriting Agreements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreements, copies of which are filed herewith as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, in connection with the Offerings, the Company is filing legal opinions regarding the validity of the Class B Common Stock and Mandatory Convertible Preferred Stock, attached as Exhibit 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement relating to the Class B Common Stock, dated March 23, 2021, among ViacomCBS Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto.

1.2	Underwriting Agreement relating to the 5.75% Series A Mandatory Convertible Preferred Stock, dated March 23, 2021, among ViacomCBS Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto.

3.1	Certificate of Designations of the 5.75% Series A Mandatory Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 25, 2021.

4.1	Specimen Certificate of the Mandatory Convertible Preferred Stock (included in Exhibit 3.1 above).

5.1	Opinion of Shearman & Sterling LLP regarding the legality of the shares of Class B Common Stock, dated March 26, 2021.

5.2	Opinion of Shearman & Sterling LLP regarding the legality of the shares of Mandatory Convertible Preferred Stock, dated March 26, 2021.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D’ Alimonte
Name:	Christa A. D’Alimonte
Title:	Executive Vice President, General Counsel and Secretary

Date: March 26, 2021